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EXHIBIT 5

Opinion and Consent of Morgan, Lewis & Bockius LLP

February 3, 2004

Ultratech, Inc.
3050 Zanker Road
San Jose, California 95134

  Re:
  Ultratech, Inc. Registration Statement for Offering of
  943,285 Shares of Common Stock

Dear Ladies and Gentlemen:

        We have acted as counsel to Ultratech, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 943,285 shares of the Company's common stock (the "Shares") for issuance under the Company's 1993 Stock Option/Stock Issuance Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of
Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuances under the Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                        Very truly yours,

                        /s/                          MORGAN, LEWIS & BOCKIUS LLP

                        MORGAN, LEWIS & BOCKIUS LLP

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  EXHIBIT 5
Opinion and Consent of Morgan, Lewis & Bockius LLP